STOCK PURCHASE AGREEMENT

         AGREEMENT, dated as of this 20th day of February 1998 (the "Agreement"), by and among Andal Corp., a New York corporation (the "Company"), and Henry Benach ("Benach") and Benhome Associates L.P. ("Benhome") (Benach and Benhome are hereinafter collectively referred to as the "Seller").

         Seller collectively owns beneficially and of record 1,995 shares of common stock, par value twenty ($20.00) dollars a share, of the Company (the "Shares").

         Upon the terms, and subject to the conditions hereinafter set forth, Seller desires to sell, and the Company desires to purchase, the Shares from the Seller.

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and in reliance upon the representations and warranties made herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      TERMS.

                  The following terms as used in this Agreement shall have the meanings as set forth below:

                  "Agreement" shall have the meaning set forth in the preamble.

                  "Closing" shall have the meaning set forth in Section 3.1 hereof.

                  "Closing Date" shall have the meaning set forth in 3.1 hereof.

                  "Company" shall have the meaning set forth in the preamble.

                  "Purchase  Price"  shall have the meaning set forth in Section
2.2 hereof.


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                  "Seller" shall have the meaning set forth in the preamble.

                  "Seller's  Representative" shall have the meaning set forth in
Section 3.5 hereof.

                  "Shares" shall have the meaning set forth in the preamble.

                                   ARTICLE II
                           SALE AND PURCHASE OF SHARES

         2.1      PURCHASE OF SHARES.

                  On the Closing Date (as hereinafter defined), the Seller shall sell assign, transfer, convey and deliver to Company, and Company shall purchase and accept, the Shares.

         2.2      PURCHASE PRICE.

                  The purchase price for the Shares shall be:

                  (A) The total number of Shares multiplied by $33.00, an aggregate of $65,835 payable in cash at the Closing PLUS

                  (B) 1,621 shares of common stock of Integrated Brands, Inc. (the "Integrated Shares"), free and clean of any liens or encumbrances whatsoever (such cash payment and such shares of common stock are collectively referred to herein as the "Purchase Price.")


                                   ARTICLE III
                                     CLOSING

         3.1      THE CLOSING.

                  The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Gold, Farrell & Marks, 41 Madison Avenue, New York, New York 10010 on


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February 20, 1998, or at such other place and time as the Company and the Seller may agree (the "Closing Date").

         3.2      DELIVERIES AT CLOSING BY SELLERS.

                  At the Closing, the Seller shall deliver to the Company certificates representing all the Shares, together with duly executed stock powers with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange sufficient to transfer ownership of such Shares to the Company.

         3.3      DELIVERIES AT CLOSING BY COMPANY.

                  At the Closing, the Company shall cause the cash portion of the Purchase Price to be delivered to the Seller by wire transfer upon instructions to be delivered by the Seller to the Company. Seller shall have delivered to the Company the portion of the Purchase Price consisting of the Integrated Shares, to be delivered to the Seller at the Closing or as soon thereafter as practicable certificates representing the Integrated Shares accompanied by duly executed stock power endorsing transfer in blank.

         3.4      DELAYED DELIVERIES.

                  In the event that Seller is delayed in its ability to deliver any of the Shares at Closing, it will deliver such Shares to the Company as soon thereafter as practicable, and the Company may withhold the pro-rata portion of the Purchase Price applicable to such Shares until they are delivered.

         3.5      POWER OF ATTORNEY.

                  Each Seller hereby appoints Oded Aboodi and Henry Benach, each acting singly, as its agent and attorney-in-fact (the "Seller's Representative") to perform any act required of or


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permitted by a Seller under this  Agreement,  including the making and accepting of deliveries called for hereby and the execution and delivery of this Agreement on such Seller's behalf.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES


         4.1      REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY.

                  The Company represents and warrants to the Seller, and covenants that:

                  (A) ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company has full corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The authorized equity securities of the Company consist of 1,500,000 shares of common stock, par value twenty ($20.00) dollars per share, of which 434,078 shares are issued and outstanding as of January 20, 1998.

                  (B) CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

                  (C) AUTHORIZATION. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, including, without limitation, the ability to purchase the Shares, has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by it, will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms.

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


                  (D) NO CONSENT. Except as referred to in Section 4.1(C) hereof, no consent, approval or authorization of any person or governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the purchase of the Shares.

                  (E) TITLE TO THE INTEGRATED SHARES. It is the owner beneficially and of record of 352,700 shares of common stock of Integrated Brands, Inc., and no more, and on the Closing Date, upon the consummation of the transactions contemplated hereby, will have delivered to the Seller, good and marketable title to the Integrated Shares free and clear, subject to the requirements of Federal and state securities laws, of all liens and encumbrances or rights of any other person whomsoever.

                  (F) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery, nor performance of this Agreement by the Company shall (1) violate any order, judgment, or decree applicable to the Company; or (2) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the Integrated Shares under any of the terms, conditions, or provisions of (a) its articles of incorporation or bylaws, or (b) any note, bond, mortgage, indenture, deed of trust, license, or other contract or obligation to which the Company is a party, by which the Company may be bound, or to which the Company, its respective properties, or its respective assets may be subject.


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

         4.2      REPRESENTATIONS AND WARRANTIES OF THE SELLER.

                  The  Seller   represents  and  warrants  to  the  Company  and
covenants that:

                  (A) CONVEYANCE OF SHARES. The Seller has, and on the Closing Date will have conveyed to the Company, the full beneficial ownership to the number of Shares set forth in the preamble hereto, free and clear, subject to the requirements, of Federal and State securities laws, of all liens and encumbrances or rights of any other person whomsoever.

                  (B) ACCESS TO DATA. The Seller is (1) an "accredited investor" (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and (2) a sophisticated investor with knowledge and experience in business matters who (a) has had the opportunity to discuss the Company's business, management and financial affairs with the Company's management, (b) has had the opportunity to review the Company's business affairs and (c) has had the opportunity to obtain additional information as desired in order to evaluate the terms of the sale of the Shares for the Purchase Price (including the receipt of the Integrated Shares). The
Purchase Price has been determined by arms-length negotiation between the Company and the Seller.

                  (C) AUTHORIZATION. All action on the Seller's part necessary for the authorization, execution, delivery and performance of this Agreement by the Seller through the Seller's representative, and the performance of the Seller's obligations hereunder, have been taken or will be taken prior to the Closing Date. This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of the Seller, enforceable in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief or other


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

equitable remedies. The Seller's Representative has been duly and validly appointed and authorized by the Seller in accordance with its governing instrument, if any, and any applicable state or federal law or regulation, including, without limitation, the New York Partnership Law ("NYPL").

                  (D) COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution, delivery, nor performance of this Agreement by the Seller through the Seller's Representative, shall (1) violate any provision of the NYPL or any other applicable partnership statute if any; (2) violate any order, judgment, or decree applicable to the Seller; (3) violate, conflict with, or result in a breach or default under, or cause the termination of, any term or condition or any court order, agreement, document, or other instrument to which the Seller is a party or by which the Seller or any of its respective properties or respective assets may be bound; or (4) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge, or encumbrance upon any of the Shares under any of the terms, conditions, or provisions or (a) its partnership agreement or any other organizational document of the non-individual Seller, or (b) any note, bond, mortgage, indenture, deed of trust, license, or other contract or obligation to which the Seller is a party, by which the Seller may be bound, or to which the Seller, its respective properties, or its respective assets may be subject.

                  (E) NO CONSENT. No notice to, filing with, authorization of, exemption by, or consent or approval of any public body or authority or any other third party, including, without limitation, the Attorney General of the State of New York, the United States Internal Revenue


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

Service or any New York State court is necessary for the Seller's execution, delivery and performance of this Agreement or any other agreement or document contemplated hereunder or the consummation, by a Seller of the transactions contemplated herein.

                  (F) VALID EXISTENCE. The non-individual Seller is an entity duly organized, validly existing and in good standing under the laws of the State of New York, and has full power and authority to carry on its business and to own or lease all of its properties and assets as and in the places such businesses are now conducted, and such properties are now owned, leased or operated.

                  (G) INVESTMENT INTENT. The Seller is acquiring the Integrated Shares, paid as part of the Purchase Price, for its own account and not with a view to the distribution thereof within the meaning of the Securities Act, any state securities law, or any regulation of any of the foregoing.


                                    ARTICLE V
                              CONDITIONS TO CLOSING

         5.1      CONDITIONS TO CLOSING OF COMPANY.

         The Company's obligations to purchase the Shares at the Closing are, at the option of Company, subject to the fulfillment of the following conditions:

                  (A) REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Seller, in Article IV hereof, shall have been true and correct when made and shall be true and correct as of the Closing Date.


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

                  (B) CONDITIONS. All agreements and conditions contained in this Agreement to be performed by the Seller on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.2      CONDITIONS TO CLOSING OF SELLER.

         The Seller's obligations to sell and deliver the Shares on the Closing Date are, at the option of the Seller, subject to the fulfillment as of the Closing Date of the following conditions:

                  (A) REPRESENTATIONS. The representations and warranties made by the Company in Article IV hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

                  (B) COVENANTS. All agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1      GOVERNING LAW.

         This Agreement shall be governed in all respects by the laws of the State of New York, without regard to principles of conflicts of laws.

         6.2      SURVIVAL.

         All representations and warranties shall survive the Closing Date. Any representation or warranty as to which a claim with respect to which specific notice has been given is unresolved at the time of the expiration of the applicable period shall survive such expiration until resolved.


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         6.3      TRANSACTION PAYMENTS BY COMPANY.

         Company shall reimburse Seller for all expenses Seller may reasonably incur in connection with the transactions contemplated by this Agreement, including, without limitation, all legal fees and related disbursements.

         6.4      SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         6.5      ENTIRE AGREEMENT; AMENDMENT.

         This Agreement and any other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver or discharge or termination is sought.

         6.6      NOTICES.

         All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger addressed (a) if to Seller Henry Benach 1285 Avenue of the Americas, New York, NY 10019, or at such other address as Seller shall have furnished to the Company in writing with a copy to Charles R. Dickey, Esq., Gold, Farrell & Marks, 41 Madison Avenue, New York, New York 10010; or (b) if to the Company, to Andal Corp., 909 Third Avenue, New York, New York 10022, and addressed to the attention of Alan N. Cohen and Andrew J. Frankel


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with a copy to Roy M. Korins,  Esq., Esanu Katsky Korins & Siger, LLP, 605 Third
Ave., New York, New York 10158, or to such other address or addresses as a party may have been furnished by notice to the other party. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered personally, or, if sent by mail, at the earlier of its receipt or five (5) days after the same has been deposited in the United States mail, addressed and mailed as aforesaid.

         6.7      COUNTERPARTS.

         This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterparts, and all of which together shall constitute one instrument.

         6.8      SEVERABILITY.

         In the event that any provisions of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         6.9      TITLES AND SUBTITLES.

         The  titles  and  subtitles   used  in  this  Agreement  are  used  for
convenience only and are not considered in construing or interpreting this Agreement.

         6.10     RESTRICTIONS ON THE SHARES OF INTEGRATED BRANDS INC.

         The Company agrees to notify the Seller prior to selling or otherwise transferring all or any portion of the shares of common stock of Integrated Brands, Inc. owned by the Company.


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Seller  agrees  that it will not sell or  transfer  the  Integrated  Shares,  it receives as part of the Purchase Price pursuant to Section 3.3. hereof prior to the earlier to occur of:

                  (A) the sale or distribution by the Company of all or any portion of the shares of common stock of Integrated Bands, Inc. that it now owns to persons other than the Seller; or

                  (B) the one-hundred twenty-first day next following the Closing Date.

         6.11     FURTHER ASSURANCES.

         At any time and from time to time and after the Closing Date, the Seller will, at the request of the Company and without further consideration, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and other documents and perform or cause to be performed such acts and provide such information, as may reasonably be required by the Company to evidence or effectuate the sale, conveyance, transfer, assignment and delivery to the Company of the Shares or for the performances by and of the Seller or the Company of any of their respective obligations under this Agreement.

         6.12     INDEMNIFICATION BY SELLER.

         Each Seller shall, jointly and severally, indemnify the Company and all of its officers and directors (the "Indemnified Parties") against and agree to hold the Indemnified Parties harmless from any and all claims, damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses)("Damages") incurred or suffered by any of the Indemnified Parties on or after the Closing Date arising out of any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by the Seller (or either of them) contained in this Agreement (or in any certificate, document, list or schedule delivered to the Company by the Seller (or either of them) hereunder).


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         6.13     INDEMNIFICATION BY COMPANY.

         The Company shall indemnify the Seller against and agree to hold the Seller (or either of them) harmless from any and all Damages incurred or suffered by the Seller (or either of them) on or after the Closing Date arising out of any misrepresentation, inaccuracy or breach of any representation, warranty, covenant or promise by the Company contained in this Agreement (or in any certificate, document, list or schedule delivered to the Seller (or either of them) by the Company hereunder).

                         [SIGNATURES ON FOLLOWING PAGE]



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                  IN WITNESS  WHEREOF,  the parties have  executed and delivered this Agreement as of the date first above written.

                                        ANDAL CORP. ("Company")
                                        BY:  /s/ ANDREW J. FRANKEL
                                            --------------------------------
                                        ITS:  CHIEF EXECUTIVE OFFICER
                                            --------------------------------


                                           /s/ HENRY BENACH
                                         -----------------------------------
                                               Henry Benach


                                        BENHOME ASSOCIATES L.P.

                                        BY: /s/ HENRY BENACH
                                            --------------------------------
                                               (A General Partner)





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